Exhibit 99.1

Churchill Capital Corp II and Skillsoft Announce Closing of Business Combination and Subsequent Acquisition of Global Knowledge to Create Leading Corporate Digital Learning Company

•	Combined company now named Skillsoft Corp. and shares to be listed on the NYSE under new ticker "SKIL" beginning on June 14, 2021

•	Total combined purchase price of $1.5 billion, representing an attractive multiple of 2.2X CY22 adjusted revenue and 5.6X CY22 levered free cash flow

•	Skillsoft’s client base will include approximately 70% of Fortune 1000 companies and more than 45 million users across content platforms

•	Skillsoft’s combined platform is the leading authorized provider of training offered by technology companies

•	Skillsoft to be led by CEO Jeffrey R. Tarr and Chairman Pat Kolek, COO of lead Skillsoft investor Prosus N.V.

NEW YORK, BOSTON, and CARY, NC – June 11, 2021 – Churchill Capital Corp II ("Churchill II") (NYSE: CCX.U), a special purpose acquisition company, and Software Luxembourg Holding S.A. ("Skillsoft"), a global leader in digital learning and talent management solutions, have announced today the completion of their business combination and subsequent acquisition of Albert DE Holdings Inc. ("Global Knowledge"), a worldwide leader in IT and professional skills development. The combined company will operate as Skillsoft Corp. and will be listed on the New York Stock Exchange (the "NYSE") under the new ticker symbol "SKIL" beginning on June 14, 2021.

Digital learning has never been more relevant in driving organizational success, and Skillsoft’s combined client base includes approximately 70% of Fortune 1000 companies and more than 45 million users across content platforms. The combination of Skillsoft and Global Knowledge will create one of the largest and most profitable corporate digital learning companies, poised to lead the sector, drive top-line growth and rapidly scale through organic growth and acquisitions with a significantly deleveraged balance sheet.

"Today we bring the newly combined Skillsoft and Global Knowledge to public markets as a leader in the dynamic and growing global digital learning industry," said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. "At a time when companies around the world are rapidly transforming to keep pace with a changing world, we are well-positioned to deliver personalized, high-quality learning experiences that will help close the global skills gap and build workforces that are future-fit, skilled and ready for the jobs of tomorrow."

Ron Hovsepian, former Skillsoft Executive Chairman and continuing Board Director, said, "We are excited to launch the new Skillsoft at a time when our industry is experiencing rapid growth, and blended digital learning has never been more integral to an organization’s success. The events of 2020 fundamentally and irrevocably changed the world of work, accelerating the digital transformation and making the acquisition of new skills mission-critical. As a trusted partner to the world’s leading brands, we look forward to offering our customers an expanded suite of best-in-class learning content and technologies to upskill and reskill their workforce, preparing them for whatever the future holds."

"We are extremely excited to be merging with Skillsoft and look forward to a great future for the new company and our united team," said Peter Salzer, Executive Chairman, Global Knowledge. "The combination of our respective strengths will enable individuals and enterprises to build the skills they need for success in a rapidly changing world and will be a winning formula in the growing training market."

Michael S. Klein, Chairman and CEO of Churchill II, said, "We are excited to complete the combination of Skillsoft and Global Knowledge creating one of the fastest growing and most profitable companies in the digital learning space. We believe strongly in the combined company’s mission to provide essential career development skills essential to learners and employers, as companies around the world adapt to unprecedented change. The new Skillsoft is well-positioned to drive growth, profitability and create exceptional shareholder value."

About Churchill Capital Corp II

Churchill Capital Corp II was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About Skillsoft

Skillsoft delivers digital learning, training, and talent solutions to help organizations unleash their edge. Leveraging immersive, engaging content, Skillsoft enables organizations to unlock the potential in their best assets — their people — and build teams with the skills they need for success. Empowering 45 million learners and counting, Skillsoft democratizes learning through an intelligent learning experience and a customized, learner-centric approach to skills development with resources for Leadership Development, Business Skills, Technology and Developer, Digital Transformation, and Compliance.

About Global Knowledge

Global Knowledge is a world leader in technology skills training, supporting major enterprises and IT professionals with innovative and flexible learning solutions and offering authorized content from major technology providers. Global Knowledge delivers training in multiple modalities, both on-demand and instructor-led through virtual delivery and classrooms, blended formats and customized on-site training, directly and through a worldwide partner network.

NON-GAAP FINANCIAL MEASURES

We track several non-GAAP metrics that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures have limitations as an analytical tool. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

FORWARD-LOOKING STATEMENTS

This communication contains, and oral statements made from time to time by our representatives may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Skillsoft’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the completion of the transactions, the expected benefits of the transactions, other possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “outlook,” “target,” “goal,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Churchill’s Form 10-K/A for the year ended December 31, 2020 under Risk Factors in Part I, Item 1A and in the registration statement on Form S-4 that was filed by Churchill and declared effective on May 27, 2021. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Skillsoft believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Skillsoft is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Churchill has filed or Skillsoft will file from time to time with the SEC.

In addition to factors previously disclosed in Churchill’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the business combination; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the business combination; business disruption following the business combination; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Skillsoft; risks related to Skillsoft’s indebtedness; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; demand for, and acceptance of, Skillsoft’s products and for cloud-based technology learning solutions in general; Skillsoft’s ability to compete successfully in competitive markets and changes in the competitive environment in Skillsoft’s industry and the markets in which Skillsoft operates; Skillsoft’s ability to develop new products; failure of Skillsoft’s information technology infrastructure or any significant breach of security; future regulatory, judicial and legislative changes in Skillsoft’s industry; the impact of natural disasters, public health crises, political crises, or other catastrophic events; Skillsoft’s ability to attract and retain key employees and qualified technical and sales personnel; fluctuations in foreign currency exchange rates; Skillsoft’s ability to protect or obtain intellectual property rights; Skillsoft’s ability to raise additional capital; the impact of Skillsoft’s indebtedness on Skillsoft’s financial position and operating flexibility; and Skillsoft’s ability to successfully defend ourselves in legal proceedings.

Any financial projections in this communication or oral statements made from time to time by our representatives are also forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Skillsoft’s control. While all projections are necessarily speculative, Skillsoft believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Skillsoft, or its representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Skillsoft and is not intended to form the basis of an investment decision in Skillsoft. All subsequent written and oral forward looking statements concerning Skillsoft, and attributable to Skillsoft or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts

Churchill Capital Corp II

info@churchillcapitalcorp.com

Media

Lauren Odell / Max Dutcher

Gladstone Place Partners

(212) 230-5930

Skillsoft Media

Caitlin Leddy

caitlin.leddy@skillsoft.com

or

Andy Brimmer / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-895-8600

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